SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RARE Hospitality International, Inc.
(Exact name of registrant as specified in its charter)

                  Georgia                                                                       58-1498312
         (State or Other Jurisdiction of                                                     (I.R.S. Employer
         Incorporation or Organization)                                                   Identification Number)

8215 Roswell Road, Building 600
Atlanta, Georgia 30350
(770) 399-9595

(Address, including zip code, and telephone number of Principal Executive Offices)

RARE Hospitality International, Inc. 2002 Stock Option Plan
(Full Titles of the Plans)

                                                                                             Copy to:
                         JOIA M. JOHNSON                                                 LAURA G. THATCHER
                RARE Hospitality International, Inc.                                     Alston & Bird LLP
                  8215 Roswell Road, Building 600                                       One Atlantic Center
                       Atlanta, Georgia 30350                                     1201 West Peachtree Street, NW
                           (770) 399-9595                                           Atlanta, Georgia 30309-3424
(Name, address, including zip code, and telephone number, including                       (404) 881-7546
                  area code, of agent for service)

CALCULATION OF REGISTRATION FEE

        Title of Securities       Amount to           Maximum                Maximum            Amount of
          to be Registered      be Registered      Offering Price           Aggregate       Registration Fee
                                                     Per Share           Offering Price

           Common Stock,         880,206 (1)         $26.42 (2)          $23,255,042 (2)        $2,139.47
            no par value

           Common Stock,          19,794 (1)         $24.03 (3)          $475,649.82 (3)         $43.76
            no par value

(1)	Amount to be registered consists of an aggregate of 900,000 shares to be issued pursuant to the exercise of stock options granted to employees, officers, directors, consultants and advisors under the RARE Hospitality International, Inc. 2002 Stock Option Plan, including stock options for 19,794 shares that were granted under such plan on April 1, 2002.

(2)	Determined in accordance with Rule 457(h), the registration fee calculation for these shares is based on the average of the high and low prices of the Company’s Common Stock reported on the Nasdaq National Market on July 31, 2002.

(3)	Determined in accordance with Rule 457(h), the registration fee calculation for these shares is based on the weighted average exercise price of the stock options granted on April 1, 2002.

PART I     INFORMATION REQUIRED IN The Section 10(a) Prospectus

         (a)     The documents constituting Part I of this Registration Statement will be sent or given to participants in the Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.

        (b)     Upon written or oral request, the Company will provide, without charge, the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The documents are incorporated by reference in the Section 10(a) prospectus. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b). Requests for the above mentioned information, should be directed to Joia M. Johnson, Esq. at the address and telephone number on the cover of this Registration Statement.

PART II.     INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        The following documents have been filed by RARE Hospitality International, Inc. (the “Company”) with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are deemed to be a part hereof from the date of the filing of such documents:

         (1)    The Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2001;

         (2)    The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002;

        (3)     All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 30, 2001;

        (4)     The description of Common Stock contained in the Company’s Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description;

        (5)     The description of our rights to purchase Series A junior participating preferred stock contained in our registration statement filed under Section 12 of the Securities Exchange Act of 1934, including any amendments or reports filed for the purpose of updating such description; and

        (6)     All other documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.

        Any statement contained in a document incorporated or deemed incorporated herein by reference shall be deemed to be modified or superseded for the purpose of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.      Not Applicable.

Item 5.    Interests of Named Experts and Counsel.      Not Applicable.

Item 6.    Indemnification of Directors and Officers

        Our articles of incorporation eliminate the personal liability of our directors to us or our shareholders for monetary damage for any breach of duty as a director, provided that we cannot eliminate or limit the liability of a director for:

  a breach of duty involving appropriation of a business opportunity of ours;
  an act or omission which involves intentional misconduct or a knowing violation of law;
  any transaction from which the director receives an improper personal benefit; or
  unlawful corporate distributions.

        Our bylaws require us to indemnify any director or officer who was or is made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative because such person is or was one of our directors or officers, against liability incurred by the director or officer in such proceeding, if the action of the party being indemnified meets the standard of conduct specified therein. Our bylaws provide that we will not indemnify any director or officer for any liabilities incurred in a proceeding in which the director or officer is adjudged liable to us or is subjected to injunctive relief in our favor for:

  any appropriation, in violation of such director's or officer's duties, of any business opportunity of ours;
  acts or omissions which involve intentional misconduct or a knowing violation of law;
  unlawful corporate distributions; or
  any transaction from which such officer or director received an improper personal benefit.

        Indemnified persons would also be entitled to have us advance expenses prior to the final disposition of the proceeding. If it is ultimately determined that they are not entitled to indemnification, however, such amounts would be repaid. Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to our officers and directors pursuant to these provisions, the Commission has informed us that in its opinion such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

        We maintain a standard form of officers’ and directors’ liability insurance policy which provides coverage to our officers and directors for liabilities, including liabilities which may arise out of this registration statement.

Item 7.    Exemption from Registration Claimed.      Not Applicable.

Item 8.    Exhibits      See Exhibit Index, which is incorporated hereby reference.

Item 9.    Undertakings

        (a)    The undersigned Company hereby undertakes:

             (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(signatures on following page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 31, 2002.

                                                     RARE Hospitality International, Inc.

                                                     By: /s/ Philip J. Hickey
                                                          Philip J. Hickey
                                                          Chairman of the Board

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip J. Hickey, Jr., Joia M. Johnson and W. Douglas Benn, and each of them (with full power in each to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of the, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated.

Signature                                       Title                                       Date

/s/ Philip J. Hickey                            Chairman of the Board and Chief Executive   July 31, 2002
Philip J. Hickey, Jr.                           Officer
                                                (Principal Executive Officer)

/s/ W. Douglas Benn                             Executive Vice President, Finance and       August 5, 2002
W. Douglas Benn                                 Chief Financial Officer (Principal
                                                Financial and Accounting Officer)

_________________________                       President and Director
Eugene I. Lee, Jr.

                                                Director                                    July 31, 2002
/s/ George W. McKerrow, Sr.
George W. McKerrow, Sr.

                                                Director
-------------------------
Don L. Chapman

                                                Director                                    July 31, 2002
/s/ Lewis H. Jordan
Lewis H. Jordan

                                                Director
-------------------------
Dick R. Holbrook

                                                Director                                    July 31, 2002
/s/ Carolyn H. Byrd
Carolyn H. Byrd

                                                Director                                    July 31, 2002
/s/ Ronald W. San Martin
Ronald W. San Martin

EXHIBIT INDEX
TO
REGISTRATION STATEMENT ON FORM S-8

Exhibit Number                        Description

4.1                                   Articles of Incorporation of the Company, as amended (incorporated herein by reference to Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the
                                      quarterly period ended March 31, 2002)

4.2                                   Bylaws of the Company, as amended (incorporated herein by reference to Exhibit
                                      3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2002)

5.1                                   Opinion of Alston & Bird LLP regarding the legality of the securities being registered

23.1                                  Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.2                                  Consent of KPMG LLP

24.1                                  Power of Attorney (included on signature page)

99.1                                  RARE Hospitality International, Inc. 2002 Stock Option Plan